[French Fragrances, Inc. logo]
French Fragrances, Inc.
14100 NW 60 Avenue
Miami Lakes, Florida 33014

FOR IMMEDIATE RELEASE

                FRENCH FRAGRANCES' BOARD APPROVES
               INCREASE IN STOCK REPURCHASE PROGRAM

MIAMI, FLORIDA (January 20, 2000) -- French Fragrances, Inc. (NASDAQ NM:
FRAG), a leading manufacturer and marketer of prestige fragrances, today announced that its Board of Directors has authorized an increase in the amount of the Company's common stock to be repurchased under the Company's stock repurchase program from $5 million to $10 million. Under the terms of the repurchase program, which has no expiration date, the Company expects to buy stock from time to time in the open market or in privately-negotiated transactions, depending on market conditions and other factors. To date, the Company has repurchased approximately 870,000 shares of its common stock under the program.

                              # # #

Investor Contact:  William J. Mueller, Chief Financial Officer
                   (305) 818-8102

Press Contact:     Steven Anreder/Larry Hirschhorn
                   Anreder Hirschhorn & Silver
                   (212) 532-3232

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements, including supply constraints or difficulties; the substantial indebtedness of the Company; the impact of competitive products and pricing; the Company's ability to successfully integrate acquired companies and new brands into the Company; changes in the retail industry; the effect of business and economic conditions; and other risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. The Company assumes no responsibility to update or revise forward-looking statements contained herein to reflect events or circumstances following the date hereof.